UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2011

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2011, the Federal Home Loan Bank of Boston's (the Bank's) board of directors (the Board) declared that Steven A. Closson, John H. Goldsmith, and Emil J. Ragones had been re-elected and Stephen G. Crowe had been newly elected to the Board for a term commencing on January 1, 2012, which the Bank reported via Form 8-K filed with the Securities and Exchange Commission (the SEC) on October 21, 2011 (the Original Form 8-K). At that time, the Bank's 2012 Director Compensation Policy had not been approved and 2012 Board committee assignments had not been made. On December 16, 2011, the Bank approved the 2012 Director Compensation Policy, pursuant to which the Bank expects to compensate its directors for 2012. This Form 8-K/A amends the Original Form 8-K to disclose the 2012 Director Compensation Policy. The Bank expects to determine board committee assignments for 2012 at its next meeting in January 2012.

Director Compensation

Directors will be compensated in accordance with the 2012 Director Compensation Policy, certain details of which are set forth in the following table.

2012 Director Compensation

Fee per board meeting
Chair of the board	$7,750
Vice chair of the board	7,000
Audit committee chair	7,000
Other committee chairs	6,300
All other board members	5,575

Fee per committee meeting	2,000
Fee per telephonic conference call meeting	1,325

Annual maximum compensation amounts
Chair of the board	60,000
Vice chair of the board	55,000
Audit committee chair	55,000
Other committee chairs	50,000
All other board members	45,000

The foregoing description of the 2012 Director Compensation Policy is qualified in its entirety by reference to the copy of the 2012 Director Compensation Policy included herein as Exhibit 10.1 and incorporated herein by reference.

Directors are entitled to participate in the Bank's nonqualified, unfunded deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his or her compensation.

Each director will be reimbursed for reasonable travel, subsistence and other related expenses incurred in connection with the performance of his/her duties.

Item 8.01. Other Events.

Retained Earnings Target

On December 16, 2011, the Board lowered the Bank's retained earnings target from the previously disclosed level of $925.0 million to $875.0 million, principally due to (i) a reduction in potential future losses attributable to credit, market, and operational risks, and (ii) the Bank's recognition of losses in prior periods on certain private-label mortgage-backed securities. Nonetheless, the Bank continues to maintain a high retained earnings target due to continuing uncertainty about the economic and housing recovery with persistently high unemployment and stagnant home prices and sales. The retained earnings target is designed to gauge risk exposures under stressed scenarios that can impact the Bank's net income stream and negatively impact retained earnings. Accordingly, the target is sensitive to changes in the Bank's risk profile, whether favorable or unfavorable. For example, a further sharp deterioration in expected performance of loans underlying private-label mortgage-backed securities would likely cause the Bank to adopt a higher target, whereas stabilization or improvement of the performance of these loans could lead to a further reduction in the retained earnings target. In fact, potential losses in the Bank's portfolio of private-label mortgage-backed securities remain the largest exposure.

The Bank's retained earnings target could be superseded by Federal Housing Finance Agency mandates, either in the form of an order specific to the Bank or by promulgation of new regulations requiring a level of retained earnings that is different from the Bank's currently targeted level. Moreover, management and the Board could, at any time, change the Bank's methodology or assumptions for modeling the Bank's retained earnings target. Either of these events could result in the Bank further increasing its retained earnings target or reducing or eliminating the dividend payout, as necessary.

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This report uses forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on the Bank's expectations as of the date hereof. Statements about possible future changes to the Bank's retained earnings target are examples of such forward-looking statements. The words “could”, “expects”, and similar statements and their plural and negative forms are used in this report to identify some, but not all, of such forward-looking statements. The Bank cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to, the application of accounting standards relating to, among other things, the amortization of discounts and premiums on financial assets, financial liabilities, and certain fair value gains and losses; hedge accounting of derivatives and underlying financial instruments; the fair values of financial instruments, including investment securities and derivatives; and other-than-temporary impairment of investment securities, in addition to instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in interest rates, and prepayment speeds on mortgage-backed investments. Accordingly, the Bank cautions that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular objective, projection, estimate or prediction is realized, and you are cautioned not to place undue reliance on such statements. The Bank does not undertake to update any forward-looking statement herein or that may be made from time to time on behalf of the Bank.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

10.1   Federal Home Loan Bank of Boston's 2012 Director Compensation Policy

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 22, 2011	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer